                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[X]   Soliciting Material Pursuant to Section 240.14a-12

                           INVISION TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ] Fee computed on table below per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of Schedule 14A.


            --------------------------------------------------------------------
      (1)   Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:


            --------------------------------------------------------------------
      (5)   Total fee paid:


            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:


            --------------------------------------------------------------------
      (3)   Filing Party:


            --------------------------------------------------------------------
      (4)   Date Filed:


            --------------------------------------------------------------------

A. ON MARCH 15, 2004, INVISION TECHNOLOGIES, INC. ("INVISION") FILED AN ANNUAL REPORT ON FORM 10-K ("FORM 10-K"). THE FOLLOWING EXHIBIT WAS FILED WITH THE FORM 10-K AND IS INCORPORATED BY REFERENCE HEREIN:

      2.2 Agreement and Plan of Merger, dated as of March 15, 2004, among InVision Technologies, Inc., General Electric Company and Jet Acquisition Sub, Inc.

      On March 15, 2004, General Electric Company issued the following press release:


                                       ***

(GE LOGO)                     PRESS RELEASE

                   GENERAL ELECTRIC AGREES TO ACQUIRE INVISION

                   COMBINES EXPLOSIVE DETECTION TECHNOLOGIES,
           ADVANCING GE POSITION IN INFRASTRUCTURE SECURITY INDUSTRY;
                          GE UPDATES FIRST HALF OUTLOOK

         WILTON, CONN., MARCH 15, 2004 - GE Infrastructure, a unit of General Electric Company, and InVision Technologies, Inc. announced today that, subject to regulatory approval, GE has agreed to acquire InVision, a high technology provider of infrastructure security systems in an all-cash transaction valued at approximately $900 million, or $50 per share. This acquisition significantly enhances GE's capabilities in explosive detection and security technologies.

         "Strategically, InVision is a perfect fit for GE Infrastructure's security business," said GE Chairman and CEO Jeff Immelt. "It can enhance our broad strength in technology and service. Financially, we have substantial revenue and operating synergies with InVision and this deal will be accretive to earnings in 2004. Executing on strategic growth platforms like Amersham, Vivendi-Universal Entertainment and InVision makes us feel even better about 2005 and beyond.

         "Our industrial growth platforms, including security, are growing revenues more than 20% over last year, and the broad-based growth in industrial orders and financial services assets that we saw in January and February has continued into March," Immelt said. "As a result, we have greater visibility into results for the first half and we're confident that earnings will be at the high end of our target ranges for the first and second quarters, or $.32 and $.39 per share, respectively." Guidance for the second quarter continues to exclude any impact from the Amersham acquisition or the Genworth IPO.

         GE Infrastructure President and CEO Bill Woodburn said, "This acquisition is a game-changing event for the security industry. The combination of InVision with GE's Ion Track business provides GE with a broad set of products and advanced scientific capabilities to address present and future security protection needs. Customers can expect sophisticated detection systems that will help them to protect people and critical infrastructure assets. This leading-edge technology will be supported by the best service network in the world."

         By combining InVision and GE Ion Track, GE will be able to provide a suite of complementary high-technology detection and security solutions to help protect airports and other mass transportation systems; border interdiction and customs sites; high security installations like power plants, chemical plants and military bases; and entertainment facilities such as sports arenas. The expanded platform of the combined entities will create more comprehensive security technology offerings, and increased capability to upgrade the installed base to higher capability.

         Beginning in 1990, InVision pioneered the development of explosive detection systems in the aviation industry by introducing the first computed tomography (CT) technology for checked baggage inspection. GE Ion Track offers world-class ion trace detection systems for detecting explosives and narcotics.

         "We're excited to become part of GE," said Sergio Magistri, Ph.D, President and CEO of InVision Technologies, Inc. "This transaction will improve market reach of the merged companies and accelerate development of technology and products to protect the public worldwide. I look forward to InVision's scientists working with GE's Global Research Center and GE's CT medical imaging capabilities."

         GE Infrastructure Security President Ken Boyda said, "We will continue to innovate and add new technology for customers who already own GE or InVision detection systems. This combined platform will ultimately make it more effective for customers to acquire and integrate a comprehensive security screening system. The merged GE/InVision will also develop sophisticated systems that will simplify the check-in process while providing travelers a greater peace of mind."

         The acquisition is subject to normal closing conditions including customary regulatory approval and the approval of InVision shareholders.

ABOUT GE INFRASTRUCTURE

GE Infrastructure (NYSE: GE) is a high-technology platform, comprised of some of GE's fastest-growing businesses. These global businesses offer a set of infrastructure protection and productivity solutions to some of the most pressing issues that industries face: pure water, safe facilities, plant automation and sensing applications in the operating environment. GE Ion Track, Inc. is a subsidiary of GE Security, Inc., part of GE Infrastructure. GE Infrastructure is headquartered in Wilton, CT. Learn more at www.geinfrastructure.com.

ABOUT INVISION TECHNOLOGIES, INC.

InVision Technologies, Inc. (NASDAQ: INVN) and its subsidiaries develop, manufacture, market and support explosives detection systems based on advanced computed tomography technology, X-ray diffraction and quadrupole resonance. The company is the leading supplier of explosives detection systems to the U.S. government for civil aviation security. The company is headquartered in Newark, CA. Additional information about InVision can be found at http://www.invision-tech.com

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflects management's current analysis and expectations, based on reasonable assumptions, and include statements regarding the proposed acquisition of InVision and the anticipated benefits of such acquisition. Results could differ materially depending on such factors as business climate, economic and competitive uncertainties, failure to complete the acquisition, adverse legal and regulatory developments, and adverse changes in economic and political climates around the world. As appropriate, additional factors are contained in reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.

                                      ***

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE YOU CAN FIND IT

         In connection with the proposed merger, InVision intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's web site for further information on its public reference room.

         InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed Merger. Certain executive officers and directors of InVision have interests in the merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

                                      # # #

Contacts:  GE Infrastructure, Jeff DeMarrais, 203/761-1935
           GE, Gary Sheffer, 203/373-3476
           InVision Technologies, Inc.:
              Investor Relations: Laura Graves 510/739-2448
              Media: Tim Payne, The Brunswick Group, 212/333-3810

B. ON MARCH 15, 2004, INVISION ISSUED TO ITS EMPLOYEES THE FOLLOWING EMAIL MESSAGE WITH THE PRESS RELEASE REPRODUCED IN ITEM A ABOVE AND A LETTER
    ATTACHED:

Subject: An Important Announcement for All

Dear fellow employees,

Attached are two documents of great interest for all InVision, YXLON, Quantum and InoVec employees.

There will be employee meetings today to further discuss the details.

Talk to you then,

Best regards,

Don Mattson
InVision Technologies
Chief Operating Officer

ATTACHED LETTER:
                                                                  March 15, 2004

Dear Colleagues,

INVISION TECHNOLOGIES ANNOUNCES ITS SALE TO GE

I wanted to write to you personally this morning to let you know that we have accepted an acquisition offer from General Electric. InVision will be a part of GE's Infrastructure-Security division and will be core to this fast growing and vital part of their business. Combining InVision's leading position in aviation security with GE's existing security business will create a strong position in homeland protection.

First and foremost, I want to assure you that we will keep you informed as this process develops. I am sure that you have many questions and the management team and I will do our best to answer them.

The specifics of bringing our businesses together will take some time. We will provide additional information as we get closer to finalizing the merger later in the year. The important point for now is to know that this acquisition makes sense. We have built a very strong company and are now taking it to the next level. Certainly for the coming months, it will be business as usual at InVision. However, both parties have agreed that to satisfy potential antitrust concerns, the NDT business will be divested in due course. We will keep NDT employees informed as we undergo this process.

If you are an InVision stockholder, we will help you with questions you have about how this transaction will affect you. Proxy materials are being prepared which will provide you with specifics about the acquisition. But the most important thing we can all do for the time being is to carry on delivering to customers our high quality products, outstanding service standards and industry leading research and development.

What I want to stress is how appreciative and proud I am of all of you. Immediately following 9/11, you rose to the occasion and worked tremendously hard to make our country safer. As the world continues to face significant security concerns, our work in this industry will continue to be a necessity. GE recognizes this critical need, and bringing InVision's technology together with GE's existing security business will create a strong position in homeland security and expand our capability to make the world a safer place.

Attached to this letter, you will find the press release announcing today's news. Please do not hesitate to contact the management team with any questions or thoughts. We will keep you updated with new developments over the coming months.

There will be an all hands conference call this morning at 9:00 AM PST. The dial-in number is 877.810.2621 and the international dial-in is 617.786.1940. The passcode is 22596 322.

Sincerely Yours,
Sergio Magistri, Ph.D.
Chief Executive Officer, InVision Technologies, Inc.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE YOU CAN FIND IT

      In connection with the proposed merger, InVision intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's web site for further information on its public reference room.

      InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed Merger. Certain executive officers and directors of InVision have interests in the merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

                   --------------------------------------

C. ON MARCH 15, 2004, INVISION ISSUED TO CUSTOMERS THE FOLLOWING EMAIL MESSAGE WITH THE PRESS RELEASE REPRODUCED IN ITEM A ABOVE AND A LETTER
    ATTACHED:

Subject: GE InVision Merger

Early this morning GE announced the purchase of InVision Technologies. You are an important part of Invision's history and we value our ongoing relationship. Attached find a personal note from Sergio addressing the news.

We look forward to continuing to serve as a part of GE's outstanding business. Your comments and suggestions or questions are most welcome.

Best regards,

David Pillor

ATTACHED LETTER:

                                                                  March 15, 2004


INVISION TECHNOLOGIES ANNOUNCES ITS SALE TO GE

I wanted to write to you personally this morning to let you know that we have accepted an acquisition offer from General Electric Corporation. InVision will be a part of GE's Infrastructure-Security division and will be core to this fast growing and vital part of their business. Combining InVision's leading position in aviation security with GE's existing security business will create a strong position in homeland protection. We have attached today's announcement, which describes the transaction in more detail.

We are particularly enthusiastic about this combined ability to provide customers with enhanced, advanced technology security equipment that will allow them to protect people and assets, including: dangerous-substance detection capabilities, intelligent video surveillance and controlling access to sensitive facilities.

GE brings a set of security products based on its trace detection and other cutting edge technologies from their Global Research Center and sister businesses like medical equipment. We expect to accelerate these technologies into new products. The combination will also provide you with the industry's most geographically diverse manufacturing and distribution network, synergies in service and operations, and the leading technology platform, allowing you to consolidate your supplier base and reduce costs.

Travelers over time should enjoy many benefits as a result of this acquisition. By combining our strengths, the new group will offer a strong set of technologies for homeland security systems and services in the marketplace.

The specifics of bringing our businesses together have not yet been determined. We will provide additional information as we get closer to finalizing the merger. In the meantime, we remain committed to providing products and services of superior quality and will make every effort to ensure that our ongoing relationship meets and exceeds your expectations.

Please do not hesitate to contact us with any questions or thoughts. We value our relationship with you and look forward to the exciting future ahead. We will keep you updated on developments during the coming months.

Sincerely Yours,

Sergio Magistri, Ph.D.
Chief Executive Officer, InVision Technologies, Inc.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE YOU CAN FIND IT

      In connection with the proposed merger, InVision intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's web site for further information on its public reference room.

      InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed Merger. Certain executive officers and directors of

InVision have interests in the merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

                   --------------------------------------


D. ON MARCH 15, 2004, INVISION ISSUED THE FOLLOWING TALKING POINTS TO ITS MANAGEMENT FOR DISCUSSION WITH ANALYSTS AND SECURITYHOLDERS:


      - GE will acquire InVision in a cash transaction valued at approximately $900 million, or $50 per share. After careful consideration, InVision's Board believes that today's announcement is in the best interest of InVision's stockholders.

      - GE came to InVision because they recognized our leadership position, our market presence and the reach of our technology portfolio. They are committed to growth in this important sector.

      - GE has extensive experience in integrating businesses into its global security business. We will work closely with GE to set up and implement a successful integration team.

      -     This acquisition is a transforming event for the security sector.

            o Adding InVision to GE Infrastructure's growing business creates a leader in this industry with a strong portfolio of technologies, products and market expertise.

      -     The transaction requires the approval of InVision's stockholders.

            o A special meeting to approve the transaction will be set in the near future.

            o Proxy materials containing detailed information about the proposed transaction will be filed and mailed well before the meeting.

      - The merger agreement will be filed shortly with additional information as available. I am sure that you understand that there is only so much that we can say at this time.

      - InVision will be integrated into GE Infrastructure, which is a high-technology platform comprised of some of the fastest-growing businesses within GE with 2004 revenues expected to approach $3.5 billion. GE Infrastructure has approximately 13,000 employees in over 95 locations worldwide. Bill Woodburn is President and CEO of GE Infrastructure and reports directly to Jeffrey Immelt, GE's Chairman and CEO.


      POTENTIAL QUESTIONS FROM INVESTORS/ANALYSTS

      -     Wasn't this a low premium?

            o GE will acquire InVision in a cash transaction valued at approximately $900 million, or $50 per share. After careful consideration, InVision's Board believes that today's announcement is in the best interest of InVision's stockholders.

            o Factors that were considered will be outlined in the proxy statement which is currently being prepared.

      -     What happens to the convertible debt?

            o It will be treated as detailed in the prospectus. We have filed an indenture with the SEC and debt holders will get appropriate notices as required under the indenture.

      - How did you decide on this price? What is it based on? How do you justify it?

            o After careful consideration, InVision's Board believes that today's announcement is in the best interest of InVision's stockholders.

            o All factors that were considered will be outlined in the proxy statement, which is currently being prepared.

      - Given that InVision's shares have traded well above normal volume and risen significantly over the past week, was this deal leaked?

            o InVision did not leak information, and is not aware of any leaks.

      - Were there other bidders? Why didn't you hold an auction? Who approached whom?

            o GE came to InVision because they recognized our leadership position, our market presence and the reach of our technology portfolio. They are committed to growth in this important sector.

            o This acquisition is a transforming event for the security sector.

            o Adding InVision to GE Infrastructure's growing business creates a leader in this industry with a strong portfolio of technologies, products and market expertise.

            o Today's announcement maximizes the value for InVision's stockholders as GE is offering $50 cash per share.

      -     Is there a break-up fee? If so, what is it?

            o The merger agreement will be filed shortly with more detailed information.

      -     What will happen to all of InVision's divisions?

            o The parties have agreed that to satisfy potential antitrust concerns, the NDT business will be divested in due course. We will keep employees informed as we undergo this process.

      -     Does the value you realize from NDT in any way affect the price?

            o     No.

      - What will happen to management? Who will stay? Who will run the new business?

            o The management team is committed to the business that they have built over time and they look forward to working with their new colleagues.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE YOU CAN FIND IT

      In connection with the proposed merger, InVision intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF INVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials, and any other documents filed by InVision with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of InVision may obtain free copies of the documents filed with the SEC by contacting InVision Investor Relations at (510) 739-2511 or InVision Technologies, Inc., 7151 Gateway Boulevard, Newark, CA 94560. You may also read and copy any reports, statements and other information filed by InVision with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's web site for further information on its public reference room.

      InVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the InVision stockholders in favor of the proposed Merger. Certain executive officers and directors of InVision have interests in the merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.